Discussion Information for Financial Analysts'/Investors'
Presentation

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
                          MERCHANDISE MIX - 1995


                       Proffitt's      McRae's       Younkers   Proffitt's, Inc.     Parisian,
                       Division        Division      Division     (Combined)             Inc.
Leased                     1.6%         4.5%            8.1%         5.5%              1.9%
Lingerie                   4.4          3.9             4.6          4.3               2.9
Accessories                6.8          6.7             6.3          6.6               7.3
Shoes                      7.1          7.8             0            4.0               11.8
Children's Apparel         8.5          7.6             7.0          7.5               11.4
Home Furnishings          10.6         14.9            15.7         14.4                 0
Men's Apparel             13.7         16.6            15.6         15.6               21.9
Cometics                  14.8         11.3            10.8         11.8               10.2
Women's Apparel           32.5         26.7            31.9         30.3               32.6
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                Transaction Structure -- Valuation Multiplies

             Enterprise Value/Revenue (1)           .7x

             Enterprise Value/EBITDA (2)           9.2x


(1) Calculation based on revenues for latest twelve months ended
May 4, 1996.

(2) Calculation based on EBITDA (earnings before interest, taxes, depreciation and amortization) for latest twelve months ended May
4, 1996.


Pro forma sales for the Latest Twelve Months Ended May 4, 1996
(Proffitt's, Inc. and Younkers, Inc. combined):  $2.017 billion


                 Targeted Internal Growth:  1997-1999

                                              Total

Net Units                                     15-20

New Unit Footage                              1.8-2.8
(gross sq. ft. in millions)

Expansions/Remodels                           10-15

Expansion Footage                             .4-.6
(gross sq. ft. in millions)

Total Footage Growth                          2.2-3.4
(gross sq. ft. in millions)

New Footage Growth as a                       16%-24%
% of Current Gross Footage


                           STORE INFORMATION

                       Number of          Gross sq. ft.    Ave. Store Size
                        Stores            (millions)       (gross sq. ft.)

Proffitt's Division       25                2.3             90,000

McRae's Division          29                2.9            101,000

Younkers Division         49                4.7             97,000

  Proffitt's, Inc.
  (Combined)             103                9.9              N/A

Parisian, Inc.            38                4.1            108,000

  Pro forma combined     141               14.0              N/A